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                                                                     Exhibit 5.1


                               Opinion of Counsel



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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]




                               September 10, 2001



Andrea Electronics Corporation
45 Melville Park Road
Melville, New York  11747

            Re: Andrea Electronics Corporation
            REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      You have requested our opinion concerning certain matters of New York law in connection with the filing by Andrea Electronics Corporation, a New York Corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of 8,748,113 shares of the Company's common stock, $0.50 par value (the "Shares").

      In connection with your request for our opinion, you have provided to us and we have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

      Based upon and subject to the foregoing, and limited in all respects to matters of New York law, it is our opinion that the Shares, when purchased as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement on Form S-3 and to the use of our firm where it appears in the Registration Statement.

                                    Very truly yours,

                                    /s/ Muldoon Murphy & Faucette LLP

                                    MULDOON MURPHY & FAUCETTE LLP